Exhibit 5.1

November 15, 2023

Veris Residential, Inc.

Harborside 3

210 Hudson Street

Suite 400

Jersey City, New Jersey 07311

Re:	Veris Residential, Inc., a Maryland corporation formerly known as Mack-Cali Realty Corporation (the “Company”) – Registration of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $100,000,000 (the “Shares”) to be sold from time to time in an at-the-market Offering (the “Offering”) pursuant to the Distribution Agreement (as defined herein) and pursuant to the Registration Statement on Form S-3 (Registration No. 333-269995) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on September 18, 2009, Articles of Amendment filed with the Department on May 14, 2014, Articles Supplementary filed with the Department on June 12, 2019, Articles of Amendment filed with the Department on December 7, 2021 and Articles of Amendment filed with the Department on June 16, 2023;

(b)	the Second Amended and Restated Bylaws of the Company, dated as of March 14, 2018 (the “Second Amended and Restated Bylaws”), as amended by Amendment No. 1 to Second Amended and Restated Bylaws, dated as of April 30, 2018, and as further amended by Amendment No. 2 to Second Amended and Restated Bylaws, dated May 5, 2020, the Third Amended and Restated Bylaws of the Company, effective as of December 10, 2021 (the “Third Amended and Restated Bylaws”), and the Fourth Amended and Restated Bylaws of the Company, effective as of June 14, 2023 (the “Fourth Amended and Restated Bylaws”), and together with the Second Amended and Restated Bylaws, as so amended, and the Third Amended and Restated Bylaws, the “Bylaws”);

BALLARD SPAHR LLP

Veris Residential, Inc.

November 15, 2023

(c)	the Organizational Action of the Board of Directors of the Company, dated as of May 25, 1994 (the “Organizational Minutes”);

(d)	resolutions adopted by the Board of Directors of the Company on or as of November 2, 2023 (the “Directors’ Resolutions”);

(e)	the Registration Statement filed by the Company with the Commission under the Act, the related prospectus supplement relating to the Shares, and the related base prospectus;

(f)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(g)	a fully executed counterpart of the Distribution Agreement, dated November 15, 2023 (the “Distribution Agreement”), by and among the Company, Veris Residential, L.P., a Delaware limited partnership of which the Company serves as the sole general partner, and J.P. Morgan Securities LLC, BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Goldman Sachs & Co. LLC, R. Seelaus & Co., LLC, as agent for M & T Bank Corporation and Samuel A. Ramirez & Company, Inc., as agents and/or principals and/or, if applicable, forward sellers, and JP Morgan Chase Bank, National Association, Bank of America, N.A., The Bank of New York Mellon and Goldman Sachs & Co. LLC, as forward purchasers;

(h)	a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, and that the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate; and

(i)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(i)	each person executing any of the Documents is duly authorized to do so;

BALLARD SPAHR LLP

Veris Residential, Inc.

November 15, 2023

(ii)	each natural person executing any of the Documents is legally competent to do so;

(iii)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(iv)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(v)	none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Charter of the Company, relating to restrictions on ownership and transfer of shares of stock of the Company;

(vi)	none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(vii)	the aggregate gross sales price of all of the Shares will not exceed $100,000,000, and the aggregate number of Shares issued and sold pursuant to the Distribution Agreement will not exceed the maximum number authorized for issuance and sale in the Directors’ Resolutions;

(viii)	the consideration per share to be received by the Company for each Share issued and sold pursuant to the Distribution Agreement will be determined in accordance with, and will not be less than the minimum consideration per share set forth in, the Directors’ Resolutions; and

(ix)	upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

BALLARD SPAHR LLP

Veris Residential, Inc.

November 15, 2023

2)	The Shares to be issued in the Offering have been duly authorized for issuance by the Company, and when Shares are issued and delivered in exchange for payment of the consideration therefor, as provided in and in accordance with the Distribution Agreement and the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The opinions presented in this letter are limited to the laws of the State of Maryland and we do not express any opinions herein concerning any laws other than the laws of the State of Maryland. We express no opinion as to the applicability or effect of any federal or state securities laws, including securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference into the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP